UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934




                                  May 10, 2002
                                 Date of Report



                                 Rent-Way, Inc.
             (Exact name of registrant as specified in its charter)




        Pennsylvania               000-22026                  25-1407782
    --------------------   ------------------------     ----------------------
    (State or other        (Commission File Number)     (IRS Employer
     jurisdiction of                                       Identification No.)
            corporation)





  One RentWay Place, Erie, Pennsylvania                     16505
--------------------------------------------------------------------------------
 (Address of principal executive offices)                  Zip Code



Registrant's telephone number, including area code:          (814) 455-5378
                                                      --------------------------

Item 5.           Other Events

Rent-Way Reports Solid Improvement
$20.8 Million EBITDA
$0.06 in EPS

Erie, Pennsylvania, May 9, 2002 -- Rent-Way Inc. (NYSE:RWY) today released financial results for its fiscal second quarter ended March 31, 2002. The company reported consolidated revenues of $164 million, operating margin of 8.3 percent and net income of $1.6 million. Diluted earnings per share were $0.06. Second-quarter EBITDA of $20.8 million increased $10.7 million versus the $10.1 million generated in the first quarter.

"The RentWay team has successfully navigated through very difficult waters over the past 18 months. Our organization's dedication and commitment to fix our problems has led to strong sequential improvement in operating profitability. Lower cost of sales, tight expense control and high-quality, higher margin merchandise all contributed to a big improvement in operating margins and EBITDA. Dpi Teleconnect continued its track record of solid growth," stated William E. Morgenstern, Chairman and CEO of Rent-Way.

During the second quarter, Rent-Way's same-store sales declined by four percent. This decline reflected the intentional elimination of a number of lower-margin and unprofitable rental products. However, same-store comparisons improved as the quarter proceeded. Mr. Morgenstern added, "We anticipate that our same store sales will be flat in the June quarter, and we expect them to accelerate in the September period."

William McDonnell, Vice President and CFO, commented, "We are very pleased with the results we have generated over the last two quarters. For the March quarter, we estimated revenues of $150-155 million for the RentWay stores. We reported $154.3 million. We projected EBITDA in a range of $20-22 million. We reported $20.3 million. We projected operating margins, before dPi, in a range of 9-11 percent. Our 8.6 percent result was only a few hundred thousand dollars below this range. Our team has done a great job, and we are very pleased with the overall performance. Driving operating margins to the 12-14% range by increasing revenues and improving gross margins, as well as working towards refinancing the company, are our top priorities for the balance of this calendar year."

Rent-Way is the second largest operator of rental-purchase stores in the United States. Rent-Way rents quality name brand merchandise such as home entertainment equipment, computers, furniture and appliances from 1,068 stores in 42 states.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements contain the words "projects", "anticipates", "believes", "expects", "intends", "will", "may" and similar words and expressions. Each such statement is subject to uncertainties, risks and other factors that could cause actual results or performance to differ materially from the results or performance expressed in or implied by such statements. The forward-looking statements in this news release that contain projections of the company's expected financial performance and other projections regarding future performance are inherently subject to change given the nature of projections and the company's actual performance may be better or worse than projected. Uncertainties, risks and other factors that may cause actual results or performance to differ materially from any results or performance expressed or implied by forward-looking statements in this news release include: (1) the company's ability to normalize and control its operating expenses and to continue to realize operating efficiencies, (2) the company's ability to develop, implement and maintain adequate and reliable internal accounting systems and controls, (3) the company's ability to retain existing senior management and to attract additional management employees, (4) general economic and business conditions, including demand for the company's products and services, (5) general conditions relating to the rental-purchase industry, including the impact of state and federal laws regulating or otherwise affecting the rental-purchase transaction, (6) competition in the rental-purchase industry, including competition with traditional retailers, (7) the company's ability to make principal and interest payments on and to refinance on more favorable terms its high level of outstanding debt, (8) the outcome of the class action lawsuit and the shareholder derivative lawsuit commenced against the company and (9) the outcome of the continuing investigations involving the company commenced by the SEC and the U.S. Department of Justice. A discussion of other risk factors that may cause actual results to differ from the results expressed in or implied by these forward-looking statements can be found in the company's periodic filings with the SEC. The company disclaims any duty to provide updates to the forward-looking statements made in this news release.

                   Rent-Way, Inc. Financial Statement Summary
                (000's omitted except share and per share data)



                                                Quarter Ended                 Six Months Ended
                                           3/31/2002     3/31/2001         3/31/2002     3/31/2001
                                                 (Unaudited)                     (Unaudited)
                                        ------------------------------  ------------------------------

Revenues ..........................   $    164,002    $    174,968    $    318,106    $    333,705

Operating income (loss) ...........   $     13,636    $     11,630    $     16,141    $        956
Net income (loss) .................   $      1,597    $     (4,025)   $    (21,098)   $    (29,776)
Earnings (loss) per share - Basic .   $       0.07    $      (0.16)   $      (0.86)   $      (1.22)
Earnings (loss) per share - Diluted   $       0.06    $      (0.16)   $      (0.86)   $      (1.22)
Rental merchandise ................   $    234,166    $    288,353    $    234,166    $    288,353
Total assets ......................   $    625,427    $    731,397    $    625,427    $    731,397
Accounts payable ..................   $     28,424    $     37,912    $     28,424    $     37,912
Debt ..............................   $    317,733    $    361,144    $    317,733    $    361,144
Shareholders' equity ..............   $    184,942    $    240,354    $    184,942    $    240,354

Shares outstanding ................     24,535,379      24,509,979      24,535,379      24,509,979
Stores ............................          1,068           1,068           1,138           1,138


                                   SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                 Rent-Way, Inc.
                       ----------------------------------
                                  (Registrant)




           May 10, 2002
------------------------------------     ---------------------------------------
               Date                                     (Signature)
                                                  William A. McDonnell
                                                   Vice President and
                                                 Chief Financial Officer




           May 10, 2002
------------------------------------     ---------------------------------------
               Date                                     (Signature)
                                                     John A. Lombardi
                                                 Chief Accounting Officer
                                                      and Controller